Exhibit 1.1

HEALTHCARE ACQUISITION PARTNERS CORP.

(a Delaware Corporation)

16,666,667 Units

UNDERWRITING AGREEMENT

Dated:	, 2006

HEALTHCARE ACQUISITION PARTNERS CORP.

(a Delaware Corporation)

16,666,667 Units

UNDERWRITING AGREEMENT

            , 2006

FTN MIDWEST SECURITIES CORP.

    as Representative of the several Underwriters

350 Madison Avenue, 20th Floor

New York, New York 10017

Ladies and Gentlemen:

Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), confirms its agreement with FTN Midwest Securities Corp. (“FTN”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom FTN is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of units of the Company (the “Units”, and the Units to be purchased by the Underwriters pursuant hereto are referred to as the “Initial Units”) set forth opposite each Underwriter’s name in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the overallotment option described in Section 2(b) hereof to purchase all or any part of 2,500,000 additional Units (the “Option Units”) to cover overallotments, if any. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and two warrants (each, a “Warrant”). Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for an exercise price of $5.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” (as defined below) or one year from the effective date (the “Effective Date”) of the Registration Statement (as defined below) and terminating on the fifth anniversary of the Effective Date. “Business Combination” means any merger, capital stock exchange, asset acquisition or other similar business combination consummated by the Company with an operating business, as described in the Registration Statement. The Units, the shares of Common Stock and the Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the “Public Securities”. The Public Securities and the Representative’s Securities (as defined in Section 2(c) hereof) are hereinafter collectively referred to as the “Securities”.

The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants (as defined in Section 2(c)) with Mellon Investors Services LLC on                         , 2006 (the “Warrant Agreement”). The Company has entered into a service agreement (the “Service Agreement”) with FTN (in such capacity, the “Servicer”), pursuant to which the Servicer will make available to the Company general and administrative services including office space, utilities and secretarial support for the Company’s use for $1 per year. The Company has entered into a Trust Account Agreement (the “Trust Agreement”) with JPMorgan Chase Bank, N.A., on , 2006, pursuant to which $95,000,000 (including deferred underwriting discount and commission of $5,400,000) of the proceeds received by the Company for the Initial Units, or $109,560,000 (including deferred underwriting discount and commission of $6,210,000, if the Underwriters’ overallotment option is exercised in full pursuant to Section 2(b) in this Agreement) will be deposited in a trust fund (the “Trust Fund”) for the benefit of holders of any of the Units, shares of Common Stock or Warrants offered to the public pursuant to this Agreement.

The Company understands that the Underwriters propose to make a public offering of the Public Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-129035), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), the Registration Statement, the

Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), any Issuer Free Writing Prospectus(es) (as defined below) and the Statutory Prospectus (as defined below) as of the Applicable Time (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies FTN as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Statutory Prospectus at the Applicable Time or the Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 00:00 [a/p]m (Eastern time) on                      , 2006 or such other time as agreed by the Company and FTN.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Statutory Prospectus at the Applicable Time or the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through FTN expressly for use therein.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed with the Commission or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

(ii) Prior Securities Transaction. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement and the Services Agreement; and the Company [is duly qualified as a foreign corporation to transact business and] is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Subsidiaries. The Company has no subsidiaries.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of the Warrants or the Representative’s Option referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Validity of Agreements. The Warrant Agreement, the Trust Agreement, the Representative’s Purchase Option and the Services Agreement have been duly and validly authorized by the Company and, assuming due authorization, execution and delivery of the other parties thereto, constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xi) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Units, the Warrants and the Common Stock conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Units, Common Stock or Warrants will be subject to personal liability by reason of being such a holder; and the issuance of the Units, Common Stock or Warrants is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Defaults and Conflicts. The Company is not in violation of its certificate of incorporation (the “Charter”), as filed with the Secretary of State of the State of Delaware on , 2005 or its bylaws, as amended (the “Bylaws”) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”); and the execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement and the Services Agreement and the consummation of the transactions contemplated herein, therein, in the Registration Statement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder, in the Registration Statement and in the Prospectus have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Agreements and Instruments, nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement and the Services Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereby and thereby, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii) Title to Property. The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company has not any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix) Registration Rights. Except as set forth in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xx) Regulation. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact.

(xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) (the “Insider Letters”), pursuant to which the initial stockholders who own shares of Common Stock immediately prior to the consummation of the offering pursuant to this Agreement (the “Initial Stockholders”) of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by it under the “Proposed Business” section of the Prospectus.

(xxiii) Finder’s Fees. Except as set forth in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of the Initial Stockholders with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of the Initial Stockholders that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (the “NASD”).

(xxiv) Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to FTN.

(xxv) Use of Proceeds. None of the net proceeds of this offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

(xxvi) Insiders’ NASD Affiliation. Based on questionnaires distributed to such persons, other than as set forth in Schedule D hereto, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member.

(xxvii) Possession of Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Unit set forth in Schedule B, the number of Initial Units set forth in Schedule A opposite the name of such Underwriter.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,500,000 Units at the price per unit set forth in Schedule B, less an amount per unit equal to any dividends or distributions declared by the Company and payable on the Initial Units but not payable on the Option Units. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Representative to the Company setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as FTN in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (the “Representative’s Purchase Option”) for the purchase of an aggregate of 833,333 Units (the “Representative’s Units”) for an aggregate purchase price of $6,249,997.50. Each of the Representative’s Units is identical to the Initial Units except that the Warrants included in the Representative’s Units (the “Representative’s Warrants”) have an exercise price of $6.25 (125% of the exercise price of the Warrants included in the Units sold to the public). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Effective Date and (ii) the consummation of a Business Combination and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $7.50, which is equal to 125% of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.”

(d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Sidley Austin LLP at 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth (fifth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. FTN, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e) Management Warrant Purchase. The directors and officers of the Company will agree with the Representative, at the close of this offering, to place an irrevocable order with a third party broker-dealer, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) to purchase the number of the Company’s Warrants having an aggregate purchase price of $1,000,000, on behalf of themselves collectively, in the open market, within the 60-trading days beginning on the later of the date that the Warrants begin to trade separately and 90 days after the end of the “restricted period” under Regulation M. The purchases of the Warrants on behalf of the directors and officers of the Company will be made by a broker-dealer who has not participated in the in the offering contemplated in this Agreement in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. The directors and officers of the Company will not have any discretion or influence with respect to such purchases. If at the end of such 60 trading-day period the broker-dealer has not purchased up to the maximum of $1,000,000 of the Company’s Warrants on behalf of the Company’s officers and directors, then such officers and directors will purchase Warrants from the Company in a private placement at a price per Warrant to be agreed upon, but in no event less than $0.70 per warrant, in an amount equal to the difference of $1,000,000 and the total amount paid by the broker-dealer. The directors and officers of the Company will agree not to sell or transfer such Warrants until after the completion of a Business Combination.

(f) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) below, will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required under Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Statutory Prospectus at the Applicable Time or in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify FTN and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Quotation. The Company will use its best efforts to effect and maintain the quotation of the Units, the Common Stock and the Warrants on the OTC Bulletin Board.

(j) Restriction on Sale of Securities. Until the consummation of a Business Combination, the Company will not, without the prior written consent of FTN, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of a Warrant, (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or any employee benefit plan of the Company, or (D) any of the Units, shares of Common Stock and Warrants issued by the Company upon the exercise of the Representative’s Purchase Option.

(k) Business Combination. The Company will not consummate a Business Combination with any entity which is affiliated with FTN or any of the Initial Stockholders or with respect to which FTN or any of its affiliates submitted a proposal or provided other merger and acquisition services unless (i) such Business Combination has been approved by a majority of the Company’s independent directors and (ii) the Company obtains an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s stockholders from a financial perspective. Except as set forth in the Service Agreement, the Company shall not pay FTN or any of its affiliates any fees or compensation, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the provisions of this paragraph shall not limit the responsibility of the Company to reimburse each of its officers and directors for their reasonable out-of-pocket expenses incurred solely on behalf of the Company in connection with seeking and consummating a Business Combination.

(l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(m) Reports to the Representative. For a period of five years from the Effective Date, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company,(iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) five copies of each registration statement filed by the Company with the Commission under the 1933 Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

(n) Notice to NASD. In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and FTN prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Further, the Company agrees to promptly advise the NASD and the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock becomes an affiliate or associated person of an NASD member participating in the distribution of the Public Securities.

(o) Internal Controls. The Company will establish and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Accountants. Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain an independent public accountant.

(q) Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Time (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall contain the Audited Financial Statements.

(r) Business Combination Announcement. Within five business days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (the “Business Combination Announcement”) to be placed, at its cost, in THE WALL STREET JOURNAL, THE NEW YORK TIMES and a third publication to be selected by the Representative announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriter in the offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

(s) Trust Fund Waiver Acknowledgment. The Company hereby agrees that it will not commence its due diligence investigation of any operating business which the Company seeks to acquire (the “Target Business”) or obtain the services of any vendor (excluding, solely with respect to any deferred underwriters’ discounts and commissions, the Underwriters) unless and until such Target Business or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $95,000,000 (including deferred underwriting discount and commission of $5,400,000) for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event they elect to convert their IPO Shares (as defined in Section 3(w)) and the liquidation of the Company or (ii) to the Company after it consummates a Business Combination or (iii) solely with respect to underwriters’ deferred discounts and commissions placed in the Trust Fund, to the Underwriters after consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees, subject to the terms of this paragraph (s), that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claims”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

(t) Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each of the Initial Stockholders and FTN and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

(u) Charter and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Charter or Bylaws. Prior to the consummation of a Business Combination, the Company will not amend its Charter without the prior written consent of the Representative.

(v) Blue Sky Requirements. The Company shall provide counsel to the Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered such information as may be requested by such state.

(w) Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (the “Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of IPO Shares (as defined below) an aggregate sum equal to the Company’s “Liquidation Value”. The Company’s “Liquidation Value” means the Company’s book value, as determined by the Company and approved by its independent accountant. In no event, however, will the Company’s Liquidation Value be less than the

Trust Fund, inclusive of any net interest income thereon. Only holders of IPO Shares shall be entitled to receive liquidating distributions with respect to the IPO Shares they beneficially own and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the Business Combination Vote, the Company shall cause the Initial Stockholders to vote the shares of Common Stock owned by it immediately prior to the consummation of the offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company’s stockholders called for such purpose. At the time the Company seeks approval of any potential Business Combination, the Company will offer each holder of the Company’s Common Stock issued in this offering (the “IPO Shares”) the right to convert their IPO Shares at a per share price (the “Conversion Price”) equal to the amount in the Trust Fund (inclusive of any interest income therein) calculated as of two business days prior to the consummation of the proposed Business Combination divided by the total number of IPO Shares. If holders of less than 20% in interest of the Company’s IPO Shares elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. If holders of 20% or more in interest of the IPO Shares, who vote against approval of any potential Business Combination, elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

(x) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the 1933 Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the 1934 Act during such period.

(y) Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the Company’s net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company’s fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(z) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(a1) Amendments to Certificate of Incorporation. (i) The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify any of the following provisions (A) – (E) of Article Fifth of its certificate of incorporation:

A.	Prior to the consummation of any Business Combination, the corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the corporation shall be authorized to consummate the Business Combination; provided, that the corporation shall not consummate any Business Combination if holders representing 20% or more in interest of the IPO Shares exercise their conversion rights described in paragraph B below.

B.	In the event that a Business Combination is approved in accordance with paragraph A above and is consummated by the corporation, any stockholder of the corporation holding shares of Common Stock issued by the corporation in its initial public offering (such offering the “IPO”, and such shares so issued in connection with the IPO, the “IPO Shares”) of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the corporation convert his, her or its IPO Shares into cash. If so demanded, the corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the proposed consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the corporation in connection with the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C.	In the event that the corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the officers of the corporation shall take all such action necessary to dissolve and liquidate the corporation as soon as reasonably practicable. In the event that the corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the corporation.

D.	A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the corporation or in the event he, she or it demands conversion of his, her or its shares in accordance with paragraph B above. Except as may be required under applicable law, in no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund or any amount or other property held therein.

E.	Unless and until the corporation has consummated a Business Combination as permitted under this Article Fifth, the corporation may not consummate any other business combination, whether by merger, acquisition, asset purchase or otherwise.

(ii) The Company acknowledges that the purchasers of the Initial Units in this Offering shall be deemed to be third party beneficiaries of this Agreement.

(iii) The Underwriters specifically acknowledge that they will not waive this Section 3(a1) under any circumstances.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any of the account agent, trustee, transfer agent or registrar, and warrant agent for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to the review by the NASD of the terms of the sale of the Securities and (xi) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder.

(b) Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to paragraph (a) above, at the Closing Time, it will pay to the Representative a nonaccountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Initial Units, by deduction from the proceeds of the offering contemplated herein.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the Charter or Bylaws of the Company), (viii) through (xi), inclusive, (xiii) (solely as to the information in the Prospectus under “Description of Capital Stock - Common Stock”) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect (as defined in Section 1(a)(v) hereof), and the Representative shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Miller, Ellin and Company, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Miller, Ellin and Company, LLP, independent public accountants for the Company, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Quotation of Securities. At Closing Time, the Units, the Common Stock and the Warrants shall have been approved for quotation on the OTC Bulletin Board.

(h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Lock-up Agreements. At the date of this Agreement, the Representative shall have received a lock-up agreement substantially in the form of Exhibit B hereto signed by each of the persons listed on Schedule C hereto.

(j) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Company contained in Section 1(a) hereof and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at each relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Miller, Ellin and Company, LLP, independent public accountants for the Company, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by FTN), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through FTN expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the

Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through FTN expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by FTN, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 350 Madison Avenue, 20th Floor, New York, New York 10017, attention of                      ; and notices to the Company shall be directed to it at 350 Madison Avenue, 20th Floor, New York, New York 10017, attention of .

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Initial Stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume and advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the

Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting , regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HEALTHCARE ACQUISITION PARTNERS CORP.

By
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

FTN MIDWEST SECURITIES CORP.

By
Authorized Signatory

For itself and as Representative of the several

Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Units
FTN Midwest Securities Corp.
[NAME OF UNDERWRITERS]

Total

Sch A-1

SCHEDULE B

HEALTHCARE ACQUISITION PARTNERS CORP.

16,666,667 Units

1. The initial public offering price per Unit, determined as provided in said Section 2, shall be $6.00.

2. The purchase price per unit for the Units to be paid by the several Underwriters shall be $5.52, being an amount equal to the initial public offering price set forth above less $0.48 per Unit; provided that the purchase price per Unit for any Option Units purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per Unit equal to any dividends or distributions declared by the Company and payable on the Initial Units but not payable on the Option Units.

Sch B-1

[SCHEDULE C]

List of persons and entities

subject to lock-up

1.	FTN Midwest Securities Corp.

2.	Mr. John Voris

3.	Mr. Sean McDevitt

4.	Mr. Pat LaVecchia

5.	Mr. Jean-Pierre Millon

6.	Mr. Wayne Yetter

7.	Ms. Erin Enright

Sch C-1

[SCHEDULE D]

List of persons and entities

affiliated with NASD members

1.	Mr. Sean McDevitt

2.	Mr. Pat LaVecchia

Sch D-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(vi) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

(vii) To the best of our knowledge, the Company does not have any subsidiaries.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, including any Rule 462(b) Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter and Bylaws of the Company

(xii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(xiii) The information in the Prospectus under “Description of Securities” and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s Charter and Bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xvi) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

(xvii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xviii) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

Nothing has come to our attention that would lead us to believe that: (1) the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective or at     :     [A.M./P.M.] on                     , 2006 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Disclosure Package (as defined in Schedule [A] attached hereto, at     :     [A.M./P.M.] on                     , 2006 included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

Form of Lock-up Agreement for

Directors and Officers pursuant to Section 5(i)

FTN MIDWEST SECURITIES CORP.

    as Representative of the several Underwriters

350 Madison Avenue, 20th Floor

New York, New York 10017

Re:	Proposed Public Offering by Healthcare Acquisition Partners Corp.

Dear Sirs:

The undersigned, an officer and/or director of Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), and the owner of              shares of common stock (the “Shares”) of the Company, understands that FTN Midwest Securities Corp. (the “Representative”), proposes to enter into an Underwriting Agreement with the Company with respect to the proposed consummation of a public offering of shares common stock, $0.0001 par value, of the Company (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as the owner of the Shares and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period commencing on the date hereof and ending on the date six months after the date of the consummation of a business combination by the Company conforming to the requirements set forth in the registration statement on Form S-1 filed on October 14, 2005, as amended (the “Registration Statement”), by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), the undersigned will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or hereafter acquired (including, without limitation, any issued but not outstanding shares of Common Stock held in treasury by the Company) by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock, options to purchase Common Stock or other securities, in cash or otherwise.

The foregoing sentence shall not apply to the undersigned and other persons executing agreements substantially similar to this agreement transferring Lock-Up Securities to the Company. In addition, the undersigned further agrees that no Common Stock issued from the treasury shares of the Company may be transferred by it to the Representative or to any of the Representative’s affiliates prior to the later of the date six months from the date of a business combination or twelve months after             , 2006.

B-1

The obligations of the undersigned under this agreement cannot be waived.

Very truly yours,

Signature:
Print Name:

B-2

Form of Lock-up Agreement for

FTN Midwest Securities Corp., pursuant to Section 5(i)

Healthcare Acquisition Partners Corp.

350 Madison Avenue

New York, NY 10017

Re:	Proposed Public Offering by Healthcare Acquisition Partners Corp.

Dear Sirs:

The undersigned, the holder of an option to purchase (the “Purchase Option”) 833,333 units, each composed of one share of common stock and two warrants to purchase shares of common stock of Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), understands that the Company proposes to consummate a public offering of shares common stock, $0.0001 par value, of the Company (“the Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a optionholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, the Purchase Option is exercisable at $7.50 per unit commencing on the later of the date of the consummation of a business combination by the Company conforming to the requirements set forth in the registration statement on Form S-1 (the “business combination”) filed on October 14, 2005, as amended (the “Registration Statement”) by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and one year from             , 2006.

Furthermore, the undersigned will not, during a period commencing on the date hereof and ending on the date six months after the date of the consummation of a business combination, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any options to purchase units or shares of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired (including any Common Stock issued from the treasury shares of the Company) by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Act, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock (including any Common Stock issued from the treasury shares of the Company), options to purchase Common Stock or other securities, in cash or otherwise.

Units obtained by the undersigned pursuant to the underwriting agreement, dated                     , 2006 between the Company and the undersigned, as representative of the underwriters named therein (including the over-allotment option), as part of stabilizing transactions or pursuant to market-making activities will not be subject to this lock-up.

In addition, the undersigned further agrees that no Common Stock issued from the treasury shares of the Company may be transferred to it or to any of its affiliates prior to the later of the date six months from the date of a business combination or twelve months after             , 2006.

The obligations of the undersigned under this agreement cannot be waived.

Very truly yours,

FTN MIDWEST SECURITIES CORP.

By:
Name:
Title:

B-3